Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 6 dated May 27, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PQD6

Principal Amount:  	$650,000,000

Price to Public:  		99.798%

Agent's Commission:  	0.450%

Original Issue Date:  	06/02/99

Interest Rate Per Annum: 	7.00%

Interest Payment Dates:  	5/15, 11/15, commencing 11/15/99

Maturity Date:  		05/15/03


Lehman Brothers Holdings Inc.

By:________________________
Name: Robert Murach
Title: Vice President